UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2019 (May 2, 2019)

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	001-38827	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Cortland Bancorp Common	CLDB	NASDAQ Capital Market

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 2, 2019, Cortland Bancorp (“Cortland”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”).

(a)	The first issue voted upon at the Annual Meeting was the election of four directors for a three-year term to expire at the 2022 Annual Meeting of Shareholders. The following votes were cast:

	Number of Votes
	For	Withheld	Broker Non-Votes
James M. Gasior	2,418,146	16,515	835,528
Joseph P. Langhenry	2,394,376	40,285	835,528
Thomas P. Perciak	2,414,264	20,394	835,528
Richard B. Thompson	2,393,238	41,423	835,528

(b)	The second issue was to approve, on an advisory basis, the executive compensation of Cortland’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
2,111,562	289,715	33,384	835,528

(c)

The shareholders of the Company recommended in a non-binding advisory vote that future advisory votes on executive compensation should be held every year. Consistent with the shareholder recommendation, the Board of Directors of the Company has determined that it will hold an advisory vote on executive compensation every year as it has done in prior years.

Number of Votes:
3 Year	2 Year	1 Year	Abstain	Broker Non-Votes
1,991,788	127,706	253,911	61,257	835,528

(d)	The fourth issue was the ratification of S.R. Snodgrass, P.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2019.

Number of Votes
For	Against	Abstain	Broker Non-Votes
3,246,271	7,029	16,889	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President and CEO

Date: May 7, 2019